Exhibit 99.1

PRESS RELEASE

ENTRAVISION COMMUNICATIONS CORPORATION ANNOUNCES COMPLETION OF ITS REGISTERED EXCHANGE OFFER

Santa Monica, California — January 6, 2011 — Entravision Communications Corporation (NYSE: EVC) (the “Company”) today announced that it has successfully completed its registered exchange offer to exchange up to $400 million aggregate principal amount of its 8.750% Senior Secured First Lien Notes due 2017 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 8.750% Senior Secured First Lien Notes due 2017, which were issued by the Company in a private offering that closed on July 27, 2010 (the “Outstanding Notes”). $400 million aggregate principal amount of the Outstanding Notes, representing 100% of the outstanding principal amount of the Outstanding Notes, were validly tendered and accepted for exchange by the Company at the expiration of the exchange offer. The exchange offer expired as scheduled today at 5:00 p.m., New York City time.

The terms of the exchange offer were set forth in a prospectus, dated December 1, 2010, and the associated transmittal materials. Wells Fargo Bank, National Association acted as the exchange agent in the exchange offer.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities described herein. The exchange offer was made only pursuant to the prospectus and associated letter of transmittal and only to such persons in such jurisdictions as is permitted under applicable law.

About Entravision Communications Corporation

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television and radio operations to reach Hispanic consumers across the United States, as well as the border markets of Mexico. The Company owns and/or operates 53 primary television stations and is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The Company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 48 owned and operated radio stations. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed in or under: (i) the prospectus relating to the exchange offer, as filed with the SEC on December 1, 2010, pursuant to Rule 424(b)(3) promulgated under the Securities Act; (ii) the caption “Risk Factors” in the Company’s Registration Statement on Form S-4, as filed with the SEC on November 16, 2010; (iii) the caption “Risk Factors” in the Company’s Quarterly

Report on Form 10-Q for the nine-month period ended September 30, 2010, as filed with the SEC on November 9, 2010; (iv) the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2010, as filed with the SEC on May 7, 2010; and (v) the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on March 31, 2010. The Company disclaims any duty to update any forward-looking statements made by the Company in this press release, whether as a result of the receipt of new information, future events or otherwise.

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For more information, please contact:

Christopher T. Young	Mike Smargiassi/Joe LoBello
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

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